Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,” and places where information has been redacted have been marked with (***).

Exhibit 10.24AL

NINETIETH AMENDMENT

TO THE

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

TIME WARNER CABLE INC.

This Ninetieth Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Time Warner Cable Inc. (“TWC”).  Upon execution of this Amendment by TWC and CSG, the effective date of this Amendment is August 1, 2014 (the "Effective Date"). CSG and TWC entered into a certain CSG Master Subscriber Management System Agreement executed March 13, 2003, and effective as of April 1, 2003, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and TWC agree to the following as of the Effective Date:

1.

Pursuant to the terms and conditions of the Agreement, which includes Exhibit C-4 to the Agreement and the Seventy-fifth Amendment (CSG document number 2503407) to the Agreement executed effective as of August 1, 2013 (“75th Amendment”), TWC agrees to purchase *** (*) Video View Block of ******* Video Views.

2.

Following execution of this Amendment by the Parties, CSG shall invoice TWC the amount of $********** for the Video View Block referenced in Section 1 above.  The Video Views within such Video View Block shall expire if not consumed by Customers within the Consumption Period. For avoidance of doubt, the Consumption Period for such Video View Block commences upon the Effective Date.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date indicated below.

TIME WARNER CABLE INC. (“TWC”)	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Jason Barbrow	By: /s/ Joesph T. Ruble
Name: Jason Barbrow	Name: Joseph T. Ruble
Title: Vice President	Title: EVP,CAO & General Counsel
Date: August 18, 2014	Date: 25 August 2014